Exhibit 99.1

Guidance Software Reports

2016 Third Quarter Financial Results

•                 Revenue of $27.7 million and Non-GAAP net income of $0.2 million or $0.01 per share

•                 GAAP net loss of $2.6 million, or ($0.09) per share

•                 Third quarter product revenue increased 24% year-over-year

•                 Endpoint Security revenues increased 193% year-over-year

PASADENA, Calif. – November 3, 2016 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the third quarter ended September 30, 2016.

Financial highlights for the third quarter of 2016, on a generally accepted accounting principles (GAAP) basis, include:

•                 Revenue of $27.7 million, compared to $26.8 million in the third quarter of 2015

•                 Net loss of $2.6 million, or ($0.09) per share, compared to a net loss of $3.5 million, or ($0.12) per share, in the third quarter of 2015

•                 EBITDA of ($1.4) million, compared to EBITDA of ($1.8) million in the third quarter of 2015

Financial highlights, on a non-GAAP basis, which excludes share-based compensation, amortization of intangibles, litigation settlements, proxy contest expenses, realignment expenses and income taxes, include:

•                 Non-GAAP net income of $0.2 million, or $0.01 per share, in the third quarter of 2016, compared to non-GAAP net loss of $0.9 million, or ($0.03) per share, in the third quarter of 2015

•                 Non-GAAP EBITDA of $1.0 million, compared to non-GAAP EBITDA of $0.3 million in the third quarter of 2015

“Q3 marked our third consecutive quarter of revenue growth. We continue to drive product revenue momentum and, in particular, strong Endpoint Security growth,” commented Patrick Dennis, Guidance Software’s President and Chief Executive Officer.

In August, the Company announced an overhead reduction plan with its Q2 earnings release. The Company expected the plan to result in expense savings of  $2.5 – $3.0 million in the second half of 2016. The Company has saved approximately $2.0 million dollars in Q3 related to this ongoing initiative. In addition to the previously announced expected savings, the Company has further reduced expenses in Q3 and Q4 resulting in an updated 2016 financial outlook. The full benefits, due to the timing and expenses incurred as part of the 2016 realignment, are reflected in the 2017 financial outlook and the Company is forecasting positive non-GAAP EBITDA of approximately 8-10% of revenue for 2017.

Mr. Dennis added, “We continue to align our cost structure to focus on cybersecurity and profitable growth. Our overhead reduction plan will result in a strong finish for 2016 and a profitable outlook for 2017. Our pivot into cybersecurity combined with our realignment efforts puts us in a strong competitive position to drive shareholder value going forward.”

Third Quarter 2016 Highlights and Recent Noteworthy Events

•                 In August, the Company announced a new partnership with Outlier Security, Inc. to jointly provide managed services for enhanced cyber threat remediation. Under the agreement, customers will gain access to professional services from Guidance Software, strengthened by Outlier’s innovative technology and analytics.

•                 In September, the Company announced a global technology and services partnership agreement with Atos, an international leader in digital services. Under the agreement, Atos will provide industry-leading forensic security products from Guidance Software, including EnForce Risk Manager, EnCase Endpoint Security, and EnCase Endpoint Investigator, to customers worldwide.

Updated 2016 Financial Outlook

The Company’s updated guidance for the year ending December 31, 2016 is as follows:

•                 Revenue is expected to be in the range of $108.0 million to $112.0 million

•                 Non-GAAP pre-tax loss is now expected to be in the range of ($0.07) - ($0.10) per share due to benefits from realignment initiatives, compared with prior guidance of ($0.21) - ($0.25) per share

•                 Non-GAAP EBITDA is on track to be positive for the second half of 2016

2017 Financial Outlook

The Company is initiating guidance for the year ending December 31, 2017 as follows:

•                 Revenue is expected to be in the range of $112.0 million to $118.0 million

•                 Non-GAAP pre-tax earnings in the range $0.28 - $0.36 of per share

•                 Non-GAAP EBITDA margin of 8% - 10%

Conference Call Information and Supplemental Information Slide Presentation:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its third quarter 2016 results.  Participants should call (877) 407-0784 (North America) or (201) 689-8560 (International) at least five minutes prior to the conference call.

A supplemental information slide presentation, webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register.  If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (844) 512-2921, passcode 13646337, available from 8:00 pm Eastern Time, November 3, 2016, through midnight Eastern Time, November 10, 2016.

About Guidance Software:

Guidance (NASDAQ: GUID) exists to turn chaos and the unknown into order and the known so that companies and their customers can go about their daily lives as usual without worry or disruption, knowing their most valuable information is safe and secure. The makers of EnCase®, the gold standard in forensic security, and EnForce™, an automated cyber risk management platform, Guidance provides a mission-critical foundation of market-leading applications that offer deep 360-degree visibility across all endpoints, devices and networks, allowing proactive identification and remediation of threats. From retail to financial institutions, our field-tested and court-proven solutions are deployed on an estimated 33 million endpoints at more than 70 of the Fortune 100 and hundreds of agencies worldwide, from beginning to endpoint.

For more information about Guidance Software, please visit guidancesoftware.com, “Like” our Facebook page, follow us on Twitter, or follow our LinkedIn page.

Guidance Software®, EnCase® and EnForce™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

GUID-F

Non-GAAP Financial Measures

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time non-GAAP gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back realignment expenses and share-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and excludes realignment expenses, amortization of intangibles, litigation settlements, proxy contest expenses and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and excludes realignment expenses, amortization of intangibles, litigation settlements, proxy contest expense and share-based compensation expense and the income tax (benefit) provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe additional information specific to each item excluded from our non-GAAP financial measures below. Management and the Board of Directors do not consider these excluded items for purposes of evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.  We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the comparable financial measures calculated in accordance with GAAP.

A reconciliation of our non-GAAP forward-looking measures to corresponding GAAP forward-looking measures is not available as a result of the uncertainty, and potential variability, in the forward looking estimates of the reconciling items between such non-GAAP forward-looking measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted, including the timing and amount of realignment expenses, amortization of intangibles, share-based compensation expense and income taxes.

Realignment Expenses. Realignment expenses represent severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income (loss) and non-GAAP net income (loss) because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are not expected to recur in future periods.

Proxy Contest Expenses. Proxy contest expenses represent one-time legal and other consulting expenses related to the proxy contest between Guidance Software and its founder and former chairman, which was settled on April 22, 2016. Guidance Software excludes proxy contest expenses from non-GAAP operating expenses, non-GAAP operating income (loss) and non-GAAP net income (loss) because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Litigation Settlements. Litigation settlement expense represents a one-time settlement expense of a patent infringement lawsuit with MyKey Technology, LLC. Litigation settlement income represents a one-time settlement received from an indemnity lawsuit related to the patent infringement lawsuit with MyKey Technology, LLC.  Guidance Software excludes litigation settlement expense and income from non-GAAP operating expenses, non-GAAP operating income (loss) and non-GAAP net income (loss) because it believes (i) the amount of such expense or income may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expense and income are uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating expenses, non-GAAP operating income (loss) and non-GAAP net income (loss) because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Share-based Compensation Expense. Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes share-based compensation expense from non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income (loss) and non-GAAP net income (loss) because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new share-based awards. Investors should note that share-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Product revenue	$9,600	$7,759	$26,693	$23,093
Services revenue	7,806	9,041	24,492	26,487
Maintenance revenue	10,299	10,023	29,875	29,796
Total revenues	$27,705	$26,823	$81,060	$79,376

Cost of revenues:
Cost of product revenue	$2,574	$2,520	$6,945	$6,556
Cost of services revenue	5,191	6,011	16,476	18,512
Cost of maintenance revenue	573	601	1,815	1,781
Total cost of revenues	$8,338	$9,132	$25,236	$26,849

Gross profit	$19,367	$17,691	$55,824	$52,527

Operating expenses:
Selling and marketing	$10,984	$9,156	$33,098	$28,357
Research and development	6,069	5,281	18,811	15,690
General and administrative	3,743	5,078	19,066	14,262
Depreciation and amortization	1,188	1,574	3,910	4,811
Total operating expenses	$21,984	$21,089	$74,885	$63,120

Operating loss	$(2,617)	$(3,398)	$(19,061)	$(10,593)

Interest (expense) income and other, net	(5)	4	8	22

Loss before income taxes	$(2,622)	$(3,394)	$(19,053)	$(10,571)

Income tax (benefit) provision	(14)	77	77	244

Net loss	$(2,608)	$(3,471)	$(19,130)	$(10,815)

Net loss per share - basic	$(0.09)	$(0.12)	$(0.67)	$(0.39)
Net loss per share - diluted	$(0.09)	$(0.12)	$(0.67)	$(0.39)

Shares used in per share calculation - basic	29,020	28,197	28,743	27,864
Shares used in per share calculation - diluted	29,020	28,197	28,743	27,864

Supplemental Financial Data

Non-GAAP income (loss) excluding income taxes, amortization of intangibles, proxy contest expense, litigation settlements, realignment expense, and share-based compensation expense	$198	$(883)	$(4,332)	$(3,803)

Non-GAAP income (loss) per share excluding income taxes, amortization of intangibles, proxy contest expense, litigation settlements, realignment expense, and share-based compensation expense
Basic	$0.01	$(0.03)	$(0.15)	$(0.14)
Diluted	$0.01	$(0.03)	$(0.15)	$(0.14)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Calculation of non-GAAP income (loss):

GAAP net loss	$(2,608)	$(3,471)	$(19,130)	$(10,815)
Add:
Income tax (benefit) provision	(14)	77	77	244
Amortization of intangibles	374	399	1,140	1,261
Proxy contest expense	1	-	2,177	-
Litigation settlements	(1,200)	-	1,050	-
Realignment expense	428	398	3,540	398
Share-based compensation expense (including related payroll taxes paid by the Company)	3,217	1,714	6,814	5,109

Non-GAAP income (loss) excluding income taxes, amortization of intangibles, proxy contest expense, litigation settlements, realignment expense, and share-based compensation expense	$198	$(883)	$(4,332)	$(3,803)

Non-GAAP income (loss) per share excluding income taxes, amortization of intangibles, proxy contest expense, litigation settlements, realignment expense, and share-based compensation expense
Basic	$0.01	$(0.03)	$(0.15)	$(0.14)
Diluted	$0.01	$(0.03)	$(0.15)	$(0.14)
Shares used in per share calculations:
Basic	29,020	28,197	28,743	27,864
Diluted	29,140	28,197	28,743	27,864
Detail of Proxy Contest Expense:
General and administrative	$1	$-	$2,177	$-
Total proxy contest expense	$1	$-	$2,177	$-
Detail of Litigation Settlements:
General and administrative	$(1,200)	$-	$1,050	$-
Total litigation settlements	$(1,200)	$-	$1,050	$-
Detail of Realignment Expense:
Cost of services revenue	$127	$77	$749	$77
Selling and marketing	221	14	1,625	14
Research and development	27	-	378	-
General and administrative	53	307	788	307
Total realignment expense	$428	$398	$3,540	$398
Detail of Share-based Compensation Expense:
Cost of product revenue	$14	$26	$43	$87
Cost of services revenue	170	280	546	849
Cost of maintenance revenue	36	37	111	119
Selling and marketing	1,085	353	1,909	1,113
Research and development	950	397	2,078	1,211
General and administrative	962	621	2,127	1,730
Total share-based compensation expense	$3,217	$1,714	$6,814	$5,109

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Gross profit, as reported	$19,367	$17,691	$55,824	$52,527
Realignment expense	127	77	749	77
Share-based compensation	220	343	700	1,055
Gross profit adjustment	347	420	1,449	1,132
Total non-GAAP gross profit	$19,714	$18,111	$57,273	$53,659

Total operating expenses, as reported	$21,984	$21,089	$74,885	$63,120
Amortization of intangibles	(374)	(399)	(1,140)	(1,261)
Proxy contest expense	(1)	-	(2,177)	-
Litigation settlements	1,200	-	(1,050)	-
Realignment expense	(301)	(321)	(2,791)	(321)
Share-based compensation	(2,997)	(1,371)	(6,114)	(4,054)
Operating expense adjustment	(2,473)	(2,091)	(13,272)	(5,636)
Total non-GAAP operating expenses	$19,511	$18,998	$61,613	$57,484

Operating loss, as reported	$(2,617)	$(3,398)	$(19,061)	$(10,593)
Gross profit adjustment	347	420	1,449	1,132
Operating expense adjustment	2,473	2,091	13,272	5,636
Total non-GAAP operating income (loss)	$203	$(887)	$(4,340)	$(3,825)

Net loss, as reported	$(2,608)	$(3,471)	$(19,130)	$(10,815)
Gross profit adjustment	347	420	1,449	1,132
Operating expense adjustment	2,473	2,091	13,272	5,636
Income tax (benefit) provision	(14)	77	77	244
Total non-GAAP net income (loss)	$198	$(883)	$(4,332)	$(3,803)

Net loss per share-diluted, as reported	$(0.09)	$(0.12)	$(0.67)	$(0.39)

Non-GAAP net income (loss) per share-diluted	$0.01	$(0.03)	$(0.15)	$(0.14)

Net loss, as reported	$(2,608)	$(3,471)	$(19,130)	$(10,815)
Income tax (benefit) provision	(14)	77	77	244
Interest expense (income)	9	(1)	6	(1)
Depreciation and amortization	1,188	1,574	3,910	4,811
GAAP EBITDA	$(1,425)	$(1,821)	$(15,137)	$(5,761)

Share-based compensation	3,217	1,714	6,814	5,109
Realignment expense	428	398	3,540	398
Proxy contest expense	1	-	2,177	-
Litigation settlements	(1,200)	-	1,050	-
Total non-GAAP EBITDA	$1,021	$291	$(1,556)	(254)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$11,654	$18,967
Trade receivables, net	21,555	21,434
Inventory	2,283	2,543
Prepaid expenses and other current assets	4,959	3,335
Total current assets	$40,451	$46,279

Long-term assets:
Property and equipment, net	$12,353	$13,513
Intangible assets, net	5,017	6,157
Goodwill	14,632	14,632
Other assets	2,394	1,709
Total long-term assets	34,396	36,011

Total assets	$74,847	$82,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,255	$3,335
Accrued liabilities	10,854	9,884
Bank line of credit	4,500	-
Deferred revenues	39,716	41,553
Total current liabilities	$61,325	$54,772

Long-term liabilities:
Deferred rent and other long-term liabilities	$7,379	$7,527
Deferred revenues	6,643	8,242
Deferred tax liabilities	579	511
Total long-term liabilities	$14,601	$16,280

Stockholders’ equity:
Common stock	$26	$25
Additional paid-in capital	125,526	118,714
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(115,152)	(96,022)
Total stockholders’ (deficit) equity	$(1,079)	$11,238

Total liabilities and stockholders’ equity	$74,847	$82,290

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
Operating Activities:
Net loss	$(19,130)	$(10,815)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation & amortization	3,910	4,811
Recovery of bad debt	-	(200)
Share-based compensation	6,814	5,109
Deferred taxes	68	69
Loss on disposal of assets	126	14
Changes in operating assets and liabilities:
Restricted cash	-	153
Trade receivables	(121)	379
Inventory	260	199
Prepaid expenses and other assets	(2,310)	905
Accounts payable	3,098	(2,417)
Accrued liabilities	836	1,752
Deferred revenues	(3,436)	1,492
Net cash (used in) provided by operating activities	$(9,885)	$1,451

Investing Activities:
Purchase of property and equipment	$(1,869)	$(3,429)
Net cash used in investing activities	$(1,869)	$(3,429)

Financing Activities:
Proceeds from the exercise of stock options	$-	$1,687
Borrowings on bank line of credit	$4,500	$-
Principal payments on capital lease and other obligations	(59)	(63)
Net cash provided by financing activities	$4,441	$1,624

Net decrease in cash and cash equivalents	$(7,313)	$(354)

Cash and cash equivalents, beginning of period	$18,967	$18,355

Cash and cash equivalents, end of period	$11,654	$18,001